Exhibit 99.3

This site contains solicitation materials prepared by Bel Fuse Inc. in connection with the 2011 Annual Meeting of Shareholders of Pulse Electronics Corporation scheduled to be held on May 18, 2011.

Shareholders seeking assistance to vote the GOLD proxy card can contact Bel's proxy solicitor Alliance Advisors at (877) 777-5017.
Bel's Definitive Proxy Materials for Pulse
·	Definitive Proxy Statement [April 11, 2011]
·	GOLD Proxy Card

Letters to Pulse Electronics
·	Letter to Pulse Electronics Shareholders [April 11, 2011]
·	Letter to Pulse Electronics' CEO [March, 21 2011]
·	Letter to Pulse Electronics' Lead Independent Director [February 28, 2011]

Press Releases
·	Bel Fuse Files Definitive Proxy Statement and Issues Letter to Pulse Electronics Shareholders [April 11, 2011]
·	Bel Fuse Sends Letter to Pulse Electronics Regarding Business Combination Proposal and Election Contest to Replace Pulse Electronics' Directors [March 21, 2011]
·	Bel Fuse Proposes to Acquire Pulse Electronics for $6.00 Per Share [February 28, 2011]

Bel filed a definitive proxy statement and a GOLD proxy card with the Securities and Exchange Commission (the "SEC") on April 11, 2011 to be used to solicit votes for the election of its two nominees to the Board of Directors of Pulse at the 2011 Annual Meeting of Shareholders scheduled for May 18, 2011.

Bel strongly advises all shareholders of Pulse to read the definitive proxy statement (available on this site above) because it contains important information about the solicitation. The proxy statement, GOLD proxy card and any other relevant documents are also available on the SEC's website at www.sec.gov. In addition, Bel will provide copies of the proxy statement and other proxy materials without charge upon request. For additional information contact Bel's proxy solicitor Alliance Advisors at its toll-free number (877) 777-5017 or at Waheed@allianceadvisorsllc.com

The contents of this website do not constitute an offer to buy or solicitation of an offer to sell any securities.  No tender offer for the shares of Pulse has commenced at this time.  In connection with Bel’s proposal to acquire Pulse, Bel may file tender offer documents with the SEC.  Any definitive offer documents will be mailed to shareholders of Pulse.  INVESTORS AND SECURITY HOLDERS OF PULSE ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Bel through the website maintained by the SEC at www.sec.gov.